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Exhibit 10.49

[ACCURAY LOGO]

PATENT AND TRADEMARK LICENSE AGREEMENT

        THIS PATENT AND TRADEMARK LICENSE AGREEMENT (this "Agreement") is made and entered into effective as of November 29, 2006 (the "Effective Date") by and between Accuray Incorporated (hereinafter referred to as "LICENSOR"), a California corporation, and Forte Automation Systems, Inc. (hereinafter referred to as "LICENSEE"), an Illinois corporation. LICENSOR and LICENSEE are hereafter occasionally referred to as a "Party" or "Parties," as indicated by the context.

RECITALS

        A.    LICENSOR, in part through an assignment from Mr. Toby D. Henderson ("Henderson"), is the owner of U.S. Patent Application No. [*] (the "[*]"), entitled "[*]," filed [*], which relates to a robotic patient positioning system.

        B.    LICENSOR is the owner of Licensed Trademarks (as defined below) for use with Licensed Products (as defined below).

        C.    LICENSEE desires to obtain certain license rights to the [*] and any and all patents that issue therefrom and to the Licensed Trademarks from LICENSOR in the Field of Use (as defined below) or in the event the Exclusive Manufacturing Agreement ("Manufacturing Agreement") effective November 29, 2006 between LICENSOR and LICENSEE is terminated, and LICENSOR desires to grant certain license rights to LICENSEE.

AGREEMENTS

        Now, therefore, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the covenants and agreements set forth herein, LICENSOR and LICENSEE mutually agree as follows:

        1.     Definitions. As used herein, the following terms shall have the meanings set forth below:

        "Agreement" has the meaning given in the Preamble above.

[*]    Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

        "Confidential Information" means any and all information concerning the Licensed Patent and Licensed Products, including but not limited to techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, design details, and specifications.

        "Effective Date" has the meaning given in the Preamble above.

        "Field of Use" means (1) [*] ("[*]"), or a substitute thereof in the medical device arena, wherein the Licensed Products are incorporated into traditional large scale proton therapy centers of an end customer, with multiple treatment rooms and with a cost greater than [*] and the patient positioning systems are not for any other type of resale by [*] or the end customer of [*], and (2) any other use to which the issued claims of the Licensed Patent would apply to a robotic manipulator that is not to be affixed to a patient positioning system by LICENSEE or any end user of such manipulator.

        "Licensed Patent" means each and all of the following: (a) the [*] and foreign equivalents; (b) all patents maturing from a continuation, division, reissue, or reexamination of the [*] or foreign equivalents and (c) all patents maturing from a continuation-in-part or foreign equivalents of the [*], so long as Henderson is named as an inventor on the patent that issues from the continuation-in-part or foreign equivalents.

        "Licensed Products" means any product which is covered in whole or in part by one or more valid and unexpired claims of the Licensed Patent issued in the country of manufacture, sale, importation or use of the Licensed Product and/or the Licensed Trademarks.

        "Licensed Territory" means the World.

        "Licensed Trademarks" means the Accuray™, the Accuray logo, and the Robocouch™ trademarks.

        "LICENSEE" has the meaning given in the Preamble above.

        "LICENSOR" has the meaning given in the Preamble above.

        2.     Grant of Licenses.

          2.1   LICENSOR hereby grants to LICENSEE, subject to and consistent with the terms and conditions of Section 13 of the Manufacturing Agreement:

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (a)   for the Licensed Products shipped by LICENSEE hereunder and installed with equipment supplied by [*], an exclusive only as to [*], or a substitute thereof in the medical device arena, non-revocable, fully paid up, royalty free, license, and privilege under the Licensed Patent in the Licensed Territory to make, import, use, sell, have sold, distribute, have distributed, have made (including manufacture by others for LICENSEE's benefit), and offer for sale the Licensed Products for the Field of Use;

          (b)   for the first [*] Licensed Products shipped by LICENSEE hereunder and not installed with equipment supplied by [*], an exclusive only as to [*], or a substitute thereof in the medical device arena, non-revocable, fully paid up, royalty free, license, and privilege under the Licensed Patent in the Licensed Territory to make, import, use, sell, have sold, distribute, have distributed, have made (including manufacture by others for LICENSEE's benefit), and offer for sale the Licensed Products for the Field of Use;

          (c)   for [*] or more of the Licensed Products shipped by LICENSEE hereunder, and not installed with equipment supplied by [*], an exclusive only as to [*], or a substitute thereof in the medical device arena, non-revocable, royalty-based license and privilege under the Licensed Patent in the Licensed Territory, to make, import, use, sell, have sold, distribute, have distributed, have made (including manufacture by others for LICENSEE's benefit), and offer for sale the Licensed Products for the Field of Use. The royalty under this section to be [*] of LICENSEE's actual cost of goods of the Licensed Products provided hereunder, such cost of goods shall be disclosed by LICENSEE to LICENSOR within 30 days of the shipment of the [*] Licensed Product,

          2.2   LICENSOR hereby grants to LICENSEE, subject to and consistent with the terms and conditions of Section 13 of the Manufacturing Agreement between LICENSOR and LICENSEE, a non-exclusive, fully paid up, royalty free, license, and privilege under the Licensed Trademarks in the Licensed Territory to use the Licensed Trademarks for the Licensed Products so long as LICENSEE has license under Section 2.1 above.

          In order that the use of the Licensed Trademarks may be effective, the LICENSEE shall maintain in the Licensed Products' manufacture or services rendering, the same quality standard that LICENSEE uses in manufacturing the Licensed Products for the LICENSOR under the Manufacturing Agreement. The LICENSEE's use of the Licensed Trademarks shall be conducted in a commercially reasonable manner, which maintains the associated goodwill, and reputation, which has been attributed to LICENSOR by its consumers and the public. All related advertising, promotional, and other related uses of the Licensed Trademarks by the LICENSEE shall conform to the Guidelines.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          2.3   All Licensed Products for patient positioning systems will be sold by LICENSEE bearing LICENSOR's label, which includes the Licensed Trademarks. LICENSOR shall provide the LICENSEE with written guidelines (the "Guidelines"), attached hereto as Exhibit A, regarding the appearance and use by the LICENSEE of the Licensed Trademarks, and the LICENSEE shall fully comply with any such Guidelines in all uses of the Licensed Trademarks.

          2.4   During the term of this Agreement, LICENSEE acknowledges ownership of the Licensed Patent and Licensed Trademarks in LICENSOR and will do nothing inconsistent with such ownership or in denigration or tarnishment of same. LICENSEE recognizes LICENSOR's title in and to the Licensed Patent and Licensed Trademarks and the validity thereof, and LICENSEE will not, in any way, in any country, during the term of this Agreement:

          (a)   dispute or impugn such title or the validity of the Licensed Patent and Licensed Trademarks;

          (b)   dispute or impugn the right of LICENSOR to the Licensed Patent and Licensed Trademarks;

          (c)   dispute or impugn the right of LICENSOR to use the Licensed Patent and Licensed Trademarks; or

          (d)   do or suffer to be done any act or thing which may in any way impair the right of LICENSOR in and to the Licensed Patent and Licensed Trademarks or any registration thereof.

          2.5   LICENSOR may, at a commercially reasonable time and with reasonable notice, carry out an inspection of LICENSEE's manufacturing facility or such other places of productions owned by LICENSEE so that compliance with the quality standards ("Quality Standards") set by LICENSOR and attached hereto as Exhibit B may be verified. Any such inspection shall be at the sole cost and expense of the LICENSOR. Any inspection shall be subject to a confidentiality agreement between LICENSOR and LICENSEE mutually agreeable to the Parties before any inspection may take place.

        3.     Records and Accounting. LICENSEE shall keep accurate records and books with respect to Licensed Products sold by LICENSEE, showing in sufficient detail all facts necessary for determination of compliance with Section 2, above. LICENSOR shall have the right, during the term of this Agreement, and for a period of one (1) year thereafter, but no more frequently than once each calendar year, to have such records and books examined at LICENSOR's expense by an independent public accountant appointed by LICENSOR. No information gained by such audit may or shall be disclosed to LICENSOR or any third party by any accountant at any time, other than that required to verify whether the LICENSEE has complied with the restrictions under Section 2 of this Agreement.

        4.     Infringement of Licensed Rights.

          4.1   Notice of Infringement. If either Party becomes aware of any actual or threatened infringement of a Licensed Patent, such Party shall promptly notify the other Party in writing.

          4.2   Patent Infringement Actions. LICENSOR shall have the sole right, in its sole discretion and at its expense, to prosecute any alleged infringement of the Licensed Patent in its own name and LICENSOR shall be the sole beneficiary of any award or settlement resulting from the prosecution of such an infringement action.

          If LICENSEE believes it is being damaged by an infringer in pursuit of the Field of Use, LICENSOR agrees to consider in good faith whether or not to bring a suit under the Licensed Patent, but at LICENSOR's sole discretion. Notwithstanding the foregoing, if LICENSEE can demonstrate that such alleged infringing action is affecting LICENSEE's market share in the Field of Use by more than 10%, then LICENSOR will prosecute or LICENSOR will permit LICENSEE to prosecute the alleged infringing action, and if the latter at LICENSEE's own expense and for its own benefit. LICENSEE will keep LICENSOR informed of all actions related to the prosecution and will have no right to settle or diminish the Licensed Patent in any way, without written authorization of LICENSOR. If a court of competent jurisdiction deems LICENSOR to be a necessary and indispensable party, then LICENSEE may add LICENSOR as a plaintiff in any suit brought with respect to any such infringement in the Licensed Territory. The preceding notwithstanding, the LICENSOR agrees to allow LICENSEE to assert its exclusive rights against such third party infringer through correspondence demanding that such third party infringer cease and desist from such infringing activity in the Field of Use. LICENSEE shall provide to LICENSOR copies of all such correspondence.

        5.     Patents.

          5.1   Prosecution of Licensed Patent. LICENSOR shall at its own cost diligently prosecute to grant all subsisting patent applications within the Licensed Patent so as to attempt to secure the broadest patent coverage reasonably obtainable consistent with the limitations of the prior art and shall maintain all U.S. patents within the Licensed Patent in force for the full term thereof.

          5.2   Patent Marking. LICENSEE shall mark all Licensed Products sold by it under this Agreement and marketing material associated therewith with the number of the Licensed Patent in conformity with the provisions of the statutes relating to the marking of patented devices in any nation(s) within the Licensed Territory where the Licensed Patent is subsisting and in which the particular Licensed Products are expected to be sold. If a number for the Licensed Patent is not available, LICENSEE shall mark all Licensed Products and marketing material with "Patent Pending."

        6.     Representations, Warranties, and Indemnification.

          6.1   Incorporation. Each Party represents and warrants to the other that it is a corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to enter into this Agreement and perform its agreements and covenants to be performed hereunder.

          6.2   Authority. Each Party represents and warrants to the other that the execution and delivery of this Agreement by it and the performance by it of its covenants and agreements hereunder have been duly authorized by all necessary corporate action and, when executed and delivered by it, this Agreement shall constitute the valid and legally binding agreement of it, enforceable against it in accordance with its terms (except to the extent enforceability may be limited by bankruptcy, insolvency or other equitable principles).

          6.3   Ownership of the Licensed Patent and Right to Convey. LICENSOR represents and warrants that (a) to its knowledge, it is the owner of such right, title, and interest in the Licensed Patent as necessary for it to have the right and authority to grant the licenses granted in Section 2 above; and (b) it has not executed any agreement or taken any other action in conflict herewith or which may adversely affect LICENSEE's rights under this Agreement.

          6.4   Indemnification. LICENSEE agrees to indemnify, defend, and hold LICENSOR, its affiliates, and their respective officers, directors, employees and agents (collectively the "Indemnitees") harmless from and against any claim of any kind and will pay any costs, damages and reasonable attorneys' fees incurred or attributable to such claim arising out of or related to the exercise of any rights granted LICENSEE under this Agreement or the breach of this License by LICENSEE (except, in either case, to the extent attributable to LICENSOR's breach of this Agreement).

          6.5   Nothing in this Agreement shall be construed as LICENSOR providing:

          (a)   a warranty or representation as to the validity or scope of any Licensed Patent;

          (b)   a warranty or representation that anything made, used, sold, or otherwise disposed of under the Licensed Patent in this Agreement is or will be free from infringement of patents of third parties;

          (c)   an obligation to bring or prosecute actions or suits against third parties for infringement of any patent; or

          (d)   a grant by implication, estoppel, or otherwise any licenses or rights under patents other than Licensed Patent and Licensed Trademarks.

          6.6   Products Liability. LICENSEE ASSUMES ALL RESPONSIBILITY FOR THE MANUFACTURE AND SALE OF THE LICENSED PRODUCTS. LICENSEE shall indemnify and hold LICENSOR harmless from and against any loss that LICENSOR may incur, suffer or be required to pay pursuant to any claim or any allegation that the Licensed Products have caused death, bodily injury or property damage or loss. For greater certainty, the foregoing indemnity will not apply if LICENSOR are found to be grossly negligent or intentionally negligent.

          6.7   Negation. LICENSOR PROVIDES ALL RIGHTS GRANTED LICENSEE UNDER THIS AGREEMENT AS IS, AS AVAILABLE, AND WITH ALL FAULTS. Among other things, LICENSOR disclaims any and all warranties, whether express or implied, including but not limited to any implied warranty of merchantability, of fitness for a particular purpose, of title, of non-infringement or arising out of any course dealing.

          6.8   No Direct Liability. LICENSEE acknowledges and agrees that LICENSOR shall have no liability for any special, consequential, lost profits, expectation, punitive or other indirect damages in connection with any claim arising out of or related to LICENSEE's sale or supply of the Licensed Products in the Licensed Territory in the Field of Use, including but not limited to damages for loss of business profits and/or business interruption, whether foreseeable or not, and whether grounded in tort (including negligence), strict liability, contract, or otherwise, even if LICENSOR has been advised of the possibility of such damages.

          6.9   No Other License or Obligation. This Agreement is a license only. There are no other obligations upon LICENSOR. LICENSEE undertakes any and all obligations related to selling and manufacturing the Licensed Products based on this Agreement.

        7.     Assignment. Neither Party may assign or otherwise transfer this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, except that a Party may assign this Agreement, without the other Party's consent, to a successor or acquirer that is not a competitor of the other Party, as the case may be, in connection with a merger or acquisition, or the sale of all or substantially all of a Party's assets or the sale of that portion of a Party's business to which this Agreement relates. Subject to the foregoing, this Agreement will bind and inure to the benefit of the Parties' permitted successors and assigns. The ownership of the Licensed Patent may be freely transferred by LICENSOR without LICENSEE's consent; provided, however, that any such transfer by LICENSOR shall be expressly subject to LICENSEE's rights granted in this Agreement, and that the transferee thereof shall be expressly bound by the terms hereof.

        8.     Term and Termination.

          8.1   Effective Date and Term. The term of this Agreement shall commence on the Effective Date and shall continue until LICENSEE has completed all of its contractual obligations for the Licensed Product to the Field of Use, but not to exceed the period when:

          (1)   the last of the Licensed Patent has either lapsed or expired;

          (2)   all of the claims of the Licensed Patent have been determined to be invalid or unenforceable by a court of competent jurisdiction from whose decision no appeal is or can be taken, whichever event shall occur first; or

          (3)   no patent matures from the [*], in which event all information of confidential nature, including but not limited to specifications and drawings relating to the Licensed Product, will be governed by Section 9 below (Confidentiality).

          8.2   Termination for Material Breach. This Agreement, with respect to the Licensed Trademarks, may be terminated by either Party at any time if any Party breaches any material term of this Agreement; provided that the terminating Party shall have given the other Party written notice of such breach (which shall identify which provision is not complied with and shall give reasonable justification therefor) and the other Party shall have failed or otherwise been unable to cure same within thirty (30) days after receipt of such notice.

          8.3   Other Grounds for Termination. In addition to Section 8.2 above, LICENSOR may terminate this Agreement, with respect to the Licensed Trademarks, for the following offenses, provided that LICENSEE be given written notice of such offenses and LICENSEE has failed or otherwise been unable to cure same within thirty (30) days after receipt of such notice:

          (a)   With respect to the use of the Licensed Trademarks, LICENSEE, its employees or agents, become the subject of any claim of violation of any law that may potentially affect, in LICENSOR's reasonable discretion and opinion, the "good will" associated with the Licensed Trademarks, or which otherwise calls into question LICENSOR's reputation or that of LICENSOR's goods and services or the Licensed Products, including without limitation: if LICENSEE engages in unauthorized uses of the Licensed Products;

          (b)   With respect to use of the Licensed Trademarks, LICENSEE does not maintain in the Licensed Products' sale or manufacture a quality standard equivalent to ISO 9001-2000;

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          It is expressly agreed that LICENSOR's reputation and goodwill is of utmost importance to LICENSOR and termination with respect to the Licensed Trademarks on these grounds is necessary to the protection thereof.

          8.4   Orders and Sales of Existing Licensed Products Following Termination. LICENSEE shall have the right for a period of one hundred eighty (180) days following any termination, to fill existing orders for Licensed Products placed prior to the effective date of termination and to sell any inventory of Licensed Products existing (either in a finished state or as work-in-process) at the time of termination or notice of termination, whichever occurs first.

          8.5   Bankruptcy, Receivership. Notwithstanding the cure periods set forth in Sections 8.2 and 8.3 above, LICENSOR may terminate this Agreement immediately if LICENSEE ceases or suspends doing business or becomes subject to any proceeding under applicable liquidation, insolvency, bankruptcy, reorganization or similar laws or LICENSEE makes a conveyance or assignment for the benefit of its creditors.

          8.6   Obligations Incurred Prior to Breach. Any termination pursuant hereto shall not relieve either Party of any obligation or liability accrued hereunder prior to such termination nor rescind or give rise to any right to rescind anything done or any payments made or other consideration given hereunder prior to the time of such termination and shall not affect in any manner the rights of either Party arising out of this Agreement prior to such termination.

          8.7   Survival Upon Termination. Sections 3, 4, 5.2, 6, 8.4, and 8.6 above, this Section 8.7, and Section 9 below shall survive any termination of this Agreement.

        9.     Confidentiality.

          9.1   Confidential Information. All information disclosed by either Party to the other Party related to the Licensed Products deemed to be Confidential Information shall be governed by the Mutual Confidentiality Agreement signed by the Parties and effective November 28, 2006.

          9.2   Permitted Disclosures of Confidential Information. Notwithstanding the foregoing provisions, the Parties pursuant to this Agreement shall be entitled to disclose Confidential Information of the other Party to the Field of Use insofar as such disclosure is reasonably necessary to promote the sale or use of products utilizing the Licensed Patents, provided that Disclosing Party has a confidentiality agreement with [*], such agreement having substantially equivalent confidentiality obligations as provided herein.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          Notice.    Each Party shall immediately give notice to the other Party of any unauthorized disclosure, misuse, theft, or other loss of confidential information of that other Party, whether inadvertent or otherwise, and take all reasonable and appropriate steps that the other Party may request to minimize any resulting adverse effects.

          9.3   Survival of Obligation of Confidentiality. The obligations set forth in this Section 9 shall survive the modification, renewal, or termination of this Agreement.

        10.   Notices. All notices required or permitted under this Agreement shall be in writing and if delivered in person, effective immediately, if delivered by reputable national or international overnight delivery service, effective 2 business days after deposit with carrier, or if delivered by registered or certified mail, postage prepaid with return receipt requested, effective 5 business days after deposit with carrier. All communications will be sent to the addresses set forth below or to such other address as may be specified by either Party in accordance with this section.

If to LICENSOR:

        Accuray Incorporated
        Attention: Chief Operating Officer
        1310 Chesapeake Terrace
        Sunnyvale, CA 94089

        Copy to: General Counsel

        If to LICENSEE:

        Forte Automation Systems, Inc.
        8155 Burden Road
        Machesney Park, IL 61115
        Attn: Toby D. Henderson

Each notice, request or instruction shall bear the date on which it is delivered if delivered personally, or the date on which it is deposited with an express courier service.

        11.   General Provisions.

          11.1 Merger and Integration. This Agreement and the Manufacturing Agreement represent the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements, written or oral, concerning the subject matter hereof, and may not be changed or modified in any regard except by an instrument in writing and signed by duly authorized representatives of the parties hereto. For Accuray, a duly authorized representative must be any of the following: CEO, CFO, COO or General Counsel.

          11.2 Severability. It is expressly agreed that if any term or provision of this Agreement is found to be invalid or unenforceable in any jurisdiction, then such provision in such jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          11.3 No Waiver. Failure of a Party at any time to require performance of any provision of this Agreement shall not affect the right of that Party to require full performance thereafter; a waiver by a Party of a breach of any provision of this Agreement shall not constitute a modification of this Agreement or prevent that Party from again enforcing such term or condition in the future with respect to subsequent events.

          11.4 Relationship of the Parties. The relationship established between the parties by this Agreement shall be solely that of LICENSOR and LICENSEE. No principal-agent, joint venture,

  employment, or other relationship exists between LICENSOR and LICENSEE. Neither Party hereto shall have any right or shall attempt to enter into contracts or commitments on behalf of the other Party or to bind the other Party in any respect whatsoever.

          11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the patent and trademark laws of the United States of America. Both Parties submit to the jurisdiction and venue in the United States District Court for the Northern District of Illinois in Chicago, Illinois, and any litigation brought to enforce the provisions of this Agreement shall be brought therein.

          11.6 Cumulative Nature of Rights and Remedies. The rights and remedies herein reserved to the Parties shall be cumulative and additional to any other or further rights and remedies available at law or equity.

[SIGNATURE PAGE FOLLOWS]

Remainder of page intentionally left blank.

        IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate as of the date first written above. By signing below the individuals represent that they possess the authority to sign on behalf of and bind the Party for which they are signing.

ACCURAY INCORPORATED			FORTE AUTOMATION SYSTEMS, INC.
BY	/s/ CHRIS A. RAANES		BY	/s/ TOBY HENDERSON
	Print Name	Chris A. Raanes		Print Name	Toby Henderson
	Title	SVP & COO		Title	President
	Date	11/29/6		Date	11/29/06

Exhibit A

Accuray Labeling Guidelines

1.
The Licensed Products will include a label or marking with the Licensed Trademarks as shown below:

[ACCURAY LOGO]

[ACCURAY ROBO COUCH LOGO]

2.
All use of the Licensed Trademarks in relation to the Licensed Products shall be clearly denoted as Accuray's Trademarks.

3.
All literature, business collateral, and other material bearing the Licensed Trademarks will include an attribute relating to Accuray's ownership thereof, namely a footnote or other designation (e.g., "RoboCouch™ is a trademark of Accuray Incorporated and is used with permission").

Exhibit B

Accuray Quality Standards

1.
Compliant with certification standards according to ISO 9001:2000.

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[ACCURAY LOGO]
PATENT AND TRADEMARK LICENSE AGREEMENT
RECITALS
AGREEMENTS
Exhibit A
Exhibit B